EXHIBIT 32.1

Each of, Edwin L. Adler, Chief Executive Officer, and James W. Distelrath, Chief Financial Officer, of Clarkston Financial Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2007 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)     the information contained in the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of Clarkston Financial Corporation.

Date: November 14, 2007

/s/ Edwin L. Adler —————————————— Edwin L. Adler Chief Executive Officer

/s/ James W. Distelrath —————————————— James W. Distelrath Chief Financial Officer